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                                                                      Exhibit 23

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-100463 and 333-102824) and in the Registration Statements on Form S-8 (File Nos. 2-67253, 2-98696, 33-18177, 2-82823, 33-36602, 33-36603, 333-9261, 333-32675, 33-57913, 333-60031,
333-60033, 333-83973, 333-42478, 333-65990 and 333-97277) of Wendy's
International, Inc. of our report dated January 31, 2003 except for note 6, as to which the date is April 21, 2003, relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
April 21, 2003